SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                                Franklin Alternative Strategies Funds

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K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/grtbs8glfg/068_stmt_0824

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by predominantly allocating its assets across multiple non-traditional or “alternative” strategies. The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”) and multiple sub-advisors) and the Fund’s investment manager has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. K2 Advisors may allocate a substantial portion or, at times, up to all, of the Fund’s assets among multiple sub-advisors (that may be unaffiliated or affiliated with K2 Advisors, or both) to implement one or more non-traditional or alternative investment strategies (“Sub-Advisors”), or directly implement such strategies for a portion or significant portion of the Fund’s assets.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board. At the meetings held on May 21, 2024, the Board, on behalf of the Fund, approved the new sub-advisory agreement between K2 Advisors and Franklin Advisers, Inc. (“FAV”), an affiliate of K2 Advisors, pursuant to which FAV manages an allocated portion of the Fund’s assets together with K2 Advisors.

A more detailed description of FAV and its investment operations, information about the new sub-advisory agreement with FAV, and the reasons the Board appointed FAV, are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about August 15, 2024, to shareholders of record of the Fund as of July 25, 2024.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301. The Information Statement will be available online until at least November 13, 2024. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                                                068 SHLTR 08/24

K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  At the meetings held on May 21, 2024, the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”), the Fund’s investment manager, and Franklin Advisers, Inc. (“FAV”), an affiliate of K2 Advisors, pursuant to which FAV manages an allocated portion of the Fund’s assets together with K2 Advisors. The Fund seeks to achieve its investment goal by predominantly allocating its assets across multiple non-traditional or “alternative” strategies. K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. K2 Advisors may allocate a substantial portion or, at times, up to all, of the Fund’s assets among multiple sub-advisors (that may be unaffiliated or affiliated with K2 Advisors, or both) to implement one or more non-traditional or alternative investment strategies (“Sub-Advisors”), or directly implement such strategies for a portion or significant portion of the Fund’s assets. The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by K2 Advisors and multiple sub-advisors). Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about August 15, 2024 to all shareholders of record of the Fund as of July 25, 2024 (the “Record Date”). The Information Statement will be available online at https://franklintempletonprod.widen.net/s/grtbs8glfg/068_stmt_0824 until at least November 13, 2024. A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of recent changes in the investment management of the Fund. The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and FAV (the “New Sub-Advisory Agreement”). This Information Statement provides details regarding FAV, the New Sub-Advisory Agreement, and the reasons the Board appointed FAV.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and/or any investment funds in which the Fund may invest, retaining a portion of the Fund’s assets to manage itself and for cash management. K2 Advisors monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it. As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order. One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF the new sub-advisor TO THE FUND

Why was FAV appointed?

K2 Advisors recommended, and the Board approved, the appointment of FAV as a sub-advisor to the Fund to manage a portion of the Fund’s assets together with K2 Advisors using a relative value strategy.

Has the addition of FAV increased the Fund’s fees and expenses?

No. The addition of FAV as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of the New Sub-Advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about FAV

FAV is a SEC-registered investment adviser. Its principal office and place of business is located at One Franklin Parkway, San Mateo, CA 94403-1906.  FAV is a corporation organized under the laws of the state of California. FAV is a direct, wholly owned subsidiary of Franklin Resources, Inc. (“Resources”) and is an affiliated person of K2 Advisors. Together, FAV and its affiliates manage, as of May 31, 2024, approximately $1.64 trillion in assets, and have been in the investment management business since 1947. Resources is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906. The principal stockholders of Resources are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 19% and 20%, respectively, of its outstanding shares as of May 31, 2024. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The names and principal occupations of the principal executive officers and directors of FAV, as of the Record Date, are set forth below. The business address of each person is One Franklin Parkway, San Mateo, CA 94403-1906.

Name	Title
Rupert H. Johnson, Jr.	Director
Edward D. Perks	President and Director
Jonathan T. Curtis	Executive Vice President and Chief Investment Officer
Roger A. Bayston	Executive Vice President
Sonal Desai	Executive Vice President and Director
Stephen H. Dover	Executive Vice President and Director
Michael C. Foley	Executive Vice President
Michael J. Hasenstab	Executive Vice President
Michael P. McCarthy	Executive Vice President and Portfolio Manager
Adam J. Petryk	Executive Vice President
Wylie A. Tollette	Executive Vice President
Thomas C. Merchant	Chief Legal Officer
Bjorn A. Davis	Chief Compliance Officer
Lindsey H. Oshita	Chief Financial Officer
Leeor P. Avigdor	Treasurer

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement. The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services. Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, the New Sub-Advisor provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and the New Sub-Advisor, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to the New Sub-Advisor by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Sub-Advised Portion in a manner consistent with the Fund’s investment strategy.

Management Fees. K2 Advisors compensates the New Sub-Advisor for providing investment advice and analysis and for managing its Sub-Advised Portion.  K2 Advisors pays the New Sub-Advisor for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, the New Sub-Advisor will pay its own expenses incurred by it in connection with the activities to be provided by the New Sub-Advisor under the New Sub-Advisory Agreement other than the costs of financial instruments (including brokerage commissions, if any) acquired and disposed for the Sub-Advised Portion. K2 Advisors and the Fund will be responsible for all of their respective expenses.

Continuance. The New Sub-Advisory Agreement will remain in effect for two years after its effective date, unless earlier terminated. The effective date of the New Sub-Advisory Agreement is June 3, 2024. As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast at a meeting called for the purpose of voting on such approval.

Termination. The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and the New Sub-Advisor, (ii) by K2 Advisors or the New Sub-Advisor upon at least sixty (60) days’ written notice to the other party, and (iii) by K2 Advisors or the Fund upon a material breach by the New Sub-Advisor of any of the New Sub-Advisor’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected by the New Sub-Advisor within five (5) business days after notice thereof by K2 Advisors or the Fund.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund. In the event that there is a proposed reorganization or change in control of the New Sub-Advisor that, in Trust counsel’s judgment, would act to terminate the Sub-Advisory Agreement, the Sub-Advisor agrees to assume all reasonable costs and expenses (including the costs of printing and mailing) associated with the preparation of a proxy statement or information statement, as may be needed, related to the continuation or replacement of the Sub-Advisory Agreement with the Sub-Advisor.

Standard of Care. Under the New Sub-Advisory Agreement, the New Sub-Advisor and its directors, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund in the absence of the New Sub-Advisor’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties, or untrue statement of material fact (or omission of such statement) pertaining to the Sub-Advised Portion or the New Sub-Advisor to the extent that such statement was reasonably made in reliance on information furnished to the Fund and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Advisor for use therein. The New Sub-Advisor is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees for any losses, damages, costs and expenses incurred by them with respect to the New Sub-Advisor’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or any untrue statement of a material fact (or omission of such statement) pertaining to the Sub-Advised Portion or the New Sub-Advisor to the extent that such statement was reasonably made in reliance on information furnished to the Fund and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Adviser for use therein, together with all legal and other expenses reasonably incurred by any affiliates, officers, directors, trustees, and employees of the Sub-Advisor in connection with such liability. The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors is required to indemnify the New Sub-Advisor.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Board considered the process undertaken and information provided during its consideration and approval also on May 21, 2024 of the investment management agreement between K2 Advisors, and the Trust, on behalf of the Fund, and the sub-advisory agreement between K2 Advisors and each of the Fund’s existing sub-advisors, and at other meetings during the year, including the meetings held in connection with the contract renewal process.

  In making the foregoing approvals, the Independent Trustees received assistance and advice from and met separately with their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the New Sub-Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement for FAV; (2) information describing the nature, quality and extent of services that FAV would provide to the Fund, and the proposed sub-advisory fees payable to FAV; (3) information from K2 Advisors on the diligence conducted on FAV and the reasons for recommending FAV as a sub-advisor for the Fund, including, but not limited to, FAV’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) information regarding FAV’s compliance program and capabilities, including FAV’s policies and procedures in place to address potential conflicts of interest. The Board noted that the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by FAV to the Fund under the New Sub-Advisory Agreement; (2) FAV’s experience as a manager of other accounts; (3) FAV’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of FAV; (6) profitability matters; (7) information from K2 Advisors on the diligence conducted on FAV and the reasons for recommending FAV as a sub-advisor for the Fund and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; (8)  information regarding FAV’s compliance program and capabilities, including FAV’s policies and procedures in place to address potential conflicts of interest; and (9) the proposal that an investment professional who would serve as an additional portfolio manager for the Sub-Advised Portion to be managed by FAV together with K2 Advisors is an employee of FAV, and K2 Advisors’ representations that there would be no changes to the existing alternative investment strategy that K2 Advisors uses in directly managing such portion of the Fund’s assets. Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as FAV’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goal.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors.  In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES.  The Trustees reviewed the nature, extent and quality of the services to be provided by FAV. In this regard, they reviewed the Fund’s investment goal and FAV’s proposed investment sub-strategy, and FAV’s ability to implement such investment goal and/or investment sub-strategy, including, but not limited to, FAV’s trading practices, investment decision processes and reputation.

With respect to the sub-advisory services to be provided by FAV, the Board noted the responsibilities that FAV would have with respect to the Sub-Advised Portion, including, among others, implementing the investment sub-strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. In particular, with respect to FAV, the Board took into account that an investment professional who would serve as an additional portfolio manager of the Sub-Advised Portion to be managed by FAV together with K2 Advisors is an employee of FAV, and that there would be no changes to the existing alternative investment sub-strategy that K2 Advisors uses in directly managing such portion of the Fund’s assets. The Trustees also considered the experience of FAV in managing other investment products with investment sub-strategies similar to the investment strategies of the Sub-Advised Portion, including an exchange-traded fund with similar investment strategies.

The Trustees reviewed the portfolio management team at FAV that would be responsible for managing the Sub-Advised Portion together with K2 Advisors, including the team’s performance, staffing, skills and compensation program. The Board considered the selection and due diligence process employed by K2 Advisors in proposing FAV as a sub-advisor to the Fund, including the due diligence undertaken with respect to FAV’s compliance capabilities and efforts to integrate the Sub-Advisor’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by FAV to the Fund and its shareholders and were confident in the abilities of FAV to implement its proposed investment sub-strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as FAV had not provided any services to the Fund, there was no investment performance of FAV with respect to the Fund.  The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of FAV in managing the Sub-Advised Portion together with K2 Advisors.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by FAV.  The Board also noted that it could not evaluate FAV’s profitability with respect to the Fund since no assets had yet been allocated to FAV.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to FAV and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to FAV would result in K2 Advisors incurring a new sub-advisory fee expense with respect to the portion of the Fund’s assets it directly manages, albeit at a proposed rate lower than the typical range of subadvisory fees paid to the Fund’s unaffiliated sub-advisers. The Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and FAV in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and FAV. The Trustees considered various other products, portfolios and entities that are advised by FAV and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board considered the extent to which FAV may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring FAV as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements,  and the expected impact of the engagement of the Sub-Advisor on the amount of Fund expenses being waived by K2 Advisors, (2) the level of sub-advisory fees to be paid to FAV, (3) K2 Advisors’ belief that the hiring of FAV as a sub-advisor will not have any material impact on K2 Advisors’ profitability; and (4) whether there is a conflict of interest from which K2 Advisors or FAV derives an inappropriate advantage.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure for FAV was fair and reasonable. In doing so, the Board, including the Independent Trustees, found that the appointment of FAV is in the best interests of the Fund and its shareholders, and does not involve a conflict of interest from which K2 Advisors or FAV derives an inappropriate advantage.

ECONOMIES OF SCALE.  The Board considered economies of scale that may be realized by FAV as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly.  The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect.

CONCLUSION.  After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with FAV for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement, dated October 1, 2017, as amended, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”). The Management Agreement was most recently approved and renewed by the Board, including the Independent Trustees, on May 21, 2024.  K2 Advisors’ principal offices are located at 100 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. Together, K2 Advisors and its affiliates manage, as of May 31, 2024, approximately $1.64 trillion in assets. K2 Advisors has been in the investment management business since 1994. K2 Advisors is an indirect, wholly-owned subsidiary of Resources, having the principal offices and principal stockholders noted above under the heading “Information about FAV.”

 The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of Resources are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

Effective March 1, 2024, the Fund pays K2 Advisors a fee equal to an annual rate based on the Fund’s average daily value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services, as listed below:

•         1.70% of the value of net assets up to and including $1 billion;

•         1.65% of the value of net assets over $1 billion up to and including $1.5 billion;

•         1.60% of the value of net assets over $1.5 billion up to and including $3 billion; and

•         1.55% of the value of net assets in excess of $3 billion.

Prior to March 1, 2024, the Fund paid the investment manager a fee equal to an annual rate based on the Fund’s average daily net assets, as listed below:

•         1.90% of the value of net assets up to and including $1 billion;

•         1.85% of the value of net assets over $1 billion up to and including $1.5 billion;

•         1.80% of the value of net assets over $1.5 billion up to and including $3 billion; and

•         1.75% of the value of net assets in excess of $3 billion.

The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.

K2 Advisors has contractually agreed to waive the investment management fee it receives from the Fund in an amount equal to the investment management fee it was paid by a Cayman Islands-based company that is wholly owned by the Fund (the “Subsidiary”). This waiver may not be terminated and will remain in effect for as long as K2 Advisors’ contract with the Subsidiary is in place. In addition, effective March 1, 2024, K2 Advisors has contractually agreed to waive fees and/or reimburse operating expenses (excluding Rule 12b-1 fees; acquired fund fees and expenses; expenses related to securities sold short; and certain non-routine expenses or costs, such as those relating to litigation, indemnification, reorganizations and liquidations) for the Fund so that the ratio of total annual fund operating expenses will not exceed 1.70% for each share class until September 30, 2025 (“Fund-wide expense cap”). In addition, the transfer agent has agreed to limit its fees on Class R6 shares of the Fund so that transfer agency fees for that class do not exceed 0.03%. These arrangements are expected to continue until September 30, 2025. Prior to March 1, 2024, the Fund-wide expense cap was established at 1.90% (“Previous Fund-wide expense cap”). The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver pursuant to the Previous Fund-wide expense cap for the fiscal year ended May 31, 2023 were 1.90% and 1.72%, respectively.  For the fiscal year ended May 31, 2023, the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $17,892,149 (after fee waivers/expenses reimbursed).  Investment management fees before waivers totaled $19,725,739.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time. K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund. During the fiscal year ended May 31, 2023, K2 Advisors paid the unaffiliated sub-advisors a fee, in the aggregate, equal to the annual rate of 0.86% of the Fund’s average net assets. In the aggregate, during the fiscal year ended May 31, 2023, K2 Advisors retained, or paid to wholly-owned sub-advisors, $10,594,286, equal to an annual rate of 0.99% (which amounted to 0.82% or $8,760,696 after waivers).

The Fund’s current sub-advisors, with the exception of FAV, and their associated strategies are listed below.

Name of Sub-Advisor	Strategy
ActusRayPartners Limited	Long Short Equity
Electron Capital Partners, LLC	Long Short Equity
Jennison Associates, LLC	Long Short Equity
Apollo Credit Management LLC	Relative Value
Lazard Asset Management, LLC	Relative Value
Bardin Hill Arbitrage IC Management LP	Event Driven
Capital Fund Management S.A.	Global Macro
Graham Capital Management, L.P.	Global Macro
RBC Global Asset Management (UK) Limited (formerly, BlueBay Asset Management LLP)	Global Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity-linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets. The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary. The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

The Administrator

Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906, has an agreement with the investment manager to provide certain administrative service and facilities for the Fund and serves as administrator for the Fund.  FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of K2 Advisors and the Fund’s principal underwriter. The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services for the Fund. The administrative services The Bank of New York Mellon provides include, but are not limited to, certain fund accounting, financial reporting, tax, corporate governance and compliance and legal administration services.

The Principal Underwriter

Franklin Distributors, LLC (“Distributors”) acts as the principal underwriter in the continuous public offering of the Fund's shares. Distributors is located at One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.  Distributors does not receive compensation from the Fund for acting as underwriter of the Fund’s Class R6 and Advisor Class shares. In connection with the offering of the Fund’s Class A and C shares, Distributors received $31,622 in total commissions and retained $3,530 for the fiscal year ended May 31, 2023. Distributors also received $2,227 in connection with the redemption or repurchase of shares for the fiscal year ended May 31, 2023. For the fiscal year ended May 31, 2023, the Fund, paid or accrued to be paid, $214,350 pursuant to the Fund’s Class A 12b-1 plan, $202,390 pursuant to the Fund’s Class C 12b-1 plan, and $2,194 pursuant to the Fund’s Class R 12b-1 plan. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of July 25, 2024, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund. To the knowledge of the Fund’s management, as of July 25, 2024, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of July 25, 2024, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE K2 Alternative Strategies Fund AS OF July 25, 2024

K2 Alternative Strategies Fund	Outstanding Shares
Class A Shares	5,217,394.102
Class C Shares	660,094.744
Class R Shares	28,478.977
Class R6 Shares	12,260,341.633
Advisor Class Shares	33,041,052.937
Total	51,207,362.393

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of K2 Alternative Strategies Fund as of July 25, 2024

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	LPL FINANCIAL A C 1000-0005 OMNIBUS CUSTOMER ACCOUNT ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121-3091	705,919.99.	13.53
	WFCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET STREET ST LOUIS MO 63103-2523	672,478.08	12.89
	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 0731-01995	649,478.65	12.45
	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BEN OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 10004-1901	588,449.54	11.28
	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	483,622.63	9.27
	AMERICAN ENTERPRISE INVESTMENT SVC FBO 41999970 707 2ND AVE S MINNEAPOLIS MN 55402-2405	364,654.11	6.99
	MERRILL LYNCH PIERCE FENNER & SMITH FOR THE BENEFIT OF ITS CUSTOMER ATTN FUND ADMINISTRATION 4800 DEER LAKE DR E JACKSONVILLE FL 32246-6484	360,162.63	6.90
Class C Shares	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCT FIRM 92500015 ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33716-1102	102,835.93	15.58
	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	93,053.58	14.10
	MERRILL LYNCH PIERCE FENNER & SMITH FOR THE BENEFIT OF ITS CUSTOMER ATTN FUND ADMINISTRATION 4800 DEER LAKE DR E JACKSONVILLE FL 32246-6484	90,285.53	13.68
	WFCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	74,312.80	11.26
	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BEN OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 10004-1901	53,249.18	8.07
	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	35,799.94	5.42
Class R Shares	MID ATLANTIC TRUST COMPANY FBO INFECTIOUS DISEASES ASSOCIATES 401 1251 WATERFRONT PLACE SUITE 525 PITTSBURGH PA 15222	9,648.99	33.88
	MICHAEL STUFFLEBEAM TRSTE SMILES IN MOTION PC DEFINED BEN PLN 207 E CHURCH ST STE 3 MARSHALLTOWN IA 50158-2972	8,271.39	29.04
	CHARLES SCHWAB & CO INC ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	5,182.20	18.20
	FTIOS CUST FOR BENEFICIARY ROLLOVER P.O. BOX 997151 SACRAMENTO CA 95899	2,041.93	7.17
	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	1,677.04	5.89
Class R6 Shares	JP MORGAN SECURITIES LLC MUTUAL FUND DEPARTMENT 575 WASHINGTON BLVD JERSEY CITY NJ 07310	9,912,150.87	80.85
	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	1,533,380.77	12.51
Advisor Class Shares	NATIONAL FINANCIAL SERVICES LLC FBO EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUND DEPARTMENT 4TH FLR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	8,671,667.71	26.25
	SEI PRIVATE TRUST COMPANY CO FTCI 1 FREEDEOM VALLEY DR OAKS PA 19456-9989	5,682,157.40	17.20
	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BEN OF ITS CUSTOMERS 1 NEW YORK PLAZA FL 12 NEW YORK NY 10004-1901	3,967,689.49	12.01
	WFCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	3,645,384.82	11.03
	MERRILL LYNCH PIERCE FENNER & SMITH FOR THE BENEFIT OF ITS CUSTOMER ATTN FUND ADMINISTRATION 4800 DEER LAKE DR E JACKSONVILLE FL 32246-6484	2,686,870.93	8.13
	CHARLES SCHWAB & CO INC ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	1,915,448.90	5.80
	UBS WM USA 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761

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